UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

TRANSDIGM GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-210738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 1, 2010, TransDigm Group Incorporated issued a press release announcing that its wholly-owned subsidiary, TransDigm Inc., has priced its private placement of $1.55 billion aggregate principal amount of 7.75% senior notes due 2018 (the “Notes”). The Notes may not be offered or sold without registration unless such offer or sale is made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. This report shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities nor shall there be any sale of the Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of TransDigm Group Incorporated dated December 1, 2010, announcing the pricing of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Executive Vice President, Chief Financial
Officer and Secretary

Date: December 1, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of TransDigm Group Incorporated dated December 1, 2010, announcing the pricing of the Notes